WEYERHAEUSER                        P.O. Box 54089 (logo)
MORTGAGE COMPANY                    Los Angeles, California 90054




	      MANAGEMENT'S ASSERTION ON COMPLIANCE WITH
		     MINIMUM SERVICING STANDARDS



As of and for the year ended December 31, 1995, Weyerhaeuser Mortgage Company and subsidiaries (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond policy in the amount of $15,000,000. The Company also had an errors and omissions policy in the amount of $12,000,000 for the 4 month period ended April 30, 1995 and $15,000,000 for the 8 month period ended December 31, 1995.



/s/ Donald Lange
Donald Lange, President


/s/ Thomas L. Grainger
Thomas L. Grainger, Chief Operating Officer


/s/ Timothy A. Breedlove
Timothy A. Breedlove
Chief Accounting Officer/Controller







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